UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On May 3, 2012, Hyatt Hotels Corporation (the “Company” or “Hyatt”) issued a press release announcing its results for its first quarter ended March 31, 2012. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such filing.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012, the Company issued a press release announcing that Hyatt will realign its corporate and regional operations to enhance organizational effectiveness and adaptability. As part of the realignment, Hyatt will establish three operating regions which will be supported by a newly formed Global Operations Center. The operating regions will be Asia, the Americas and Europe/Africa/Middle East. Additionally, a new Real Estate and Capital Strategy Group will be formed that will be responsible for implementing Hyatt’s overall capital strategy, managing its hotel asset base and providing support to Hyatt’s development professionals around the world. The organizational realignment is expected to be completed by the end of September 2012.

As Hyatt’s new organizational structure is implemented, there will be senior management changes.

H. Charles Floyd, the current Executive Vice President, Chief Operating Officer – North America, will lead the Global Operations Center.

Rakesh Sarna, the current Executive Vice President, Chief Operating Officer – International, will lead the Company’s new Americas region.

Stephen G. Haggerty, the current Executive Vice President, Global Head of Real Estate and Development, will lead the new Real Estate and Capital Strategy Group.

Larry Tchou, the current Managing Director, Asia Pacific, will lead the Company’s Asia region.

On April 30, 2012, Harmit J. Singh, Executive Vice President, Chief Financial Officer of the Company, notified the Company that he will step down as the Company’s Executive Vice President, Chief Financial Officer and principal financial and accounting officer effective August 15, 2012. On May 2, 2012, the Company appointed Gebhard F. Rainer as Mr. Singh’s successor effective August 15, 2012, as Executive Vice President, Chief Financial Officer and the principal financial officer of the Company. Mr. Rainer, age 50, has been with the Company since 1988 and has served as the Company’s Managing Director of Hyatt International (EAME) LLC since July 2006. As Managing Director of Hyatt International (EAME) LLC, Mr. Rainer is responsible for the management of 32 full service hotels and resorts in Europe, Africa and the Middle East and oversees a wide range of functions for this region, including sales, finance, human resources, product and design, rooms, food and beverage and engineering. Prior to serving in his current position, Mr. Rainer served in a number of financial positions at Hyatt, including Vice President – Hotel Finance & Technology of Hyatt International Corporation from November 1999 to June 2006 and Director of Finance – Europe, Africa and Middle East from April 1994 to October 1999.

In order to ensure an orderly transition of duties and responsibilities, the Company and Mr. Singh entered into a Transition Agreement (the “Transition Agreement”) on May 1, 2012. Under the Transition Agreement, Mr. Singh has agreed to remain employed through December 31, 2012, and will be entitled to the following compensation and benefits, in addition to already vested rights and benefits: (i) a bonus equal to $540,000 for 2012, payable in 2013 at such time as the annual bonuses for 2012 are paid by the Company to its executive officers, but no later than March 15, 2013; (ii) $1,000,000 payable as part of the first normally scheduled payroll following the six month anniversary of his separation from the Company; (iii) $1,055,000 payable as part of the first normally scheduled payroll following the effective date of his required general release of claims; (iv) continued health and life benefits for twelve months following his separation; (v) outplacement services; (vi) reimbursement of limited legal expenses in connection with the Transition Agreement; and (vii) such other items as are described in the Transition Agreement.

All such compensation and benefits are conditioned upon Mr. Singh (1) not terminating his employment prior to August 15, 2012; (2) not being terminated for “cause” (as defined in the Transition Agreement) by the Company; and (3) executing and not revoking a general release of claims. Additionally, Mr. Singh will be required to forfeit and/or repay the cash portion of the compensation in the event he violates any of his non-compete, non-solicitation or confidential information covenants. Under the Transition Agreement, Mr. Singh also agreed to extend his non-solicitation of the Company’s employees to twenty-four months following his separation. The foregoing description of the Transition Agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition Agreement, dated as of May 1, 2012, between Hyatt Hotels Corporation and Harmit J. Singh

99.1	Hyatt Hotels Corporation Press Release, dated May 3, 2012 (furnished pursuant to Item 2.02)

99.2	Hyatt Hotels Corporation Press Release, dated May 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: May 3, 2012	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Transition Agreement, dated as of May 1, 2012, between Hyatt Hotels Corporation and Harmit J. Singh

99.1	Hyatt Hotels Corporation Press Release, dated May 3, 2012 (furnished pursuant to Item 2.02)

99.2	Hyatt Hotels Corporation Press Release, dated May 2, 2012